UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 16, 2018

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35619 (Commission File Number)	45-0522567 (IRS Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2018, the Board of Directors (the “Board”) of Stemline Therapeutics, Inc. (the “Company”) appointed Mssrs. Darren Cline, Daniel Hume, and Mark Sard (the “New Directors”) to the Board. The New Directors will serve as directors until the 2018 Annual Meeting of Stockholders, at which time all three will stand for election by the Company’s stockholders.

Darren Cline is an accomplished biopharmaceutical executive with over 25 years of commercial experience, including hematology and oncology, orphan and ultra-orphan arenas. Mr. Cline is Executive Vice President, Commercial at Seattle Genetics (Nasdaq: SGEN), where he oversees all marketing, sales and managed markets. He was directly involved in the commercial build out for the launch of ADCETRIS, an antibody-based biologic FDA approved for treatment of certain hematologic cancers, and he played an integral role driving ADCETRIS’ continued growth to over $300 million in revenue. Prior to Seattle Genetics, Mr. Cline was at Alexion Pharmaceuticals (Nasdaq: ALXN), where he was part of the initial commercial leadership team for the Soliris launch, helping to build out key sales functions that were instrumental in Soliris becoming a billion-dollar brand. Mr. Cline received his undergraduate degree from San Diego State University and his MBA from Pepperdine University.

Daniel Hume is currently a managing partner at Kirby McInerney, LLP. Mr. Hume’s law practice focuses on securities law regulation, structured finance, antitrust, and civil litigation. Mr. Hume is member of the board of directors of TG Therapeutics (Nasdaq: TGTX), a late clinical stage biopharmaceutical company, and National Holdings Corporation (Nasdaq: NHLD), a financial services company. Mr. Hume is admitted to the New York State Bar and federal courts around the country, including the United States Supreme Court. Mr. Hume received a B.A. in philosophy and graduated magna cum laude from the State University of New York at Albany, and earned a J.D. from the Columbia University Law School, where he served as Notes Editor for the Columbia Journal of Environmental Law.

Mark Sard has a thirty-plus year career in venture capital, private equity, and underwriting. Currently, Mr. Sard is a founder and principal at Frontier Equities VC, a generalist venture capital firm that invests in early to mid-stage companies. Past investments, with successful exits, include Glaceau/Vitaminwater sold to Coca Cola and Nurture Inc./Happy Baby sold to Group Danone. Mr. Sard also structured over $3 billion in financing for companies with valuations from $10 million to Fortune 500 corporations. Previously, Mr. Sard was the director of acquisitions for a boutique investment management firm with over $2 billion in assets, sourcing over $500 million in institutional investments. Mr. Sard was an early angel investor in Stemline. Mr. Sard received a B.A. in economics from the University of Pennsylvania, with additional coursework in advanced applied mathematics.

No family relationships exist between the New Directors and any of our directors. In addition, there are no arrangements between the New Directors and any other person pursuant to which they were selected as directors, nor are there any transactions to which Company is or was a participant and in which the New Directors have a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2018	Stemline Therapeutics, Inc.
(Registrant)

	By	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer